Exhibit 23.4

Consent of V&T Law Firm

October 7, 2025

Skillful Craftsman Education Technology Limited

Shenzhen Bay Science and Technology Ecological Park

Nanshan District, Shenzhen

Guangdong Province, PRC 518063

Dear Sirs,

We hereby consent to the reference to our firm and the summary of our opinion under the headings, “Prospectus Summary”, “Risk Factors” and “Enforcement of Civil Liabilities” in Skillful Craftsman Education Technology Limited’s Form F-3, which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of October 2025 pursuant to the Securities Exchange Act of 1934, as amended. We also consent to the filing of this consent letter with the SEC as an exhibit to the Form F-3.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ V& T Law Firm
V&T Law Firm